Van Kampen Massachusetts Value Municipal Income Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares   Total         Purchas  Broker
             of      Purchas  Issued        ed
             Purcha  ed                     By Fund
             se
Puerto Rico  01/10/  2,000,0  739,034,000   0.2706%  Lehman
Public       02         00                           Brother
Building                                             s
Authority